EXHIBIT 11.1

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

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


                                                           YEARS ENDED OCTOBER 31,
                                            -------------------------------------------
                                                2001            2002             2003
                                            ------------    ------------   ------------
Numerator:
   Net income from continuing operations    $  1,023,157    $    570,523   $    363,932
   Preferred Stock dividends ............       (112,500)           --             --
   Redemption of preferred stock ........        721,816            --             --
   Cumulative effect of change in
     accounting principle ...............       (576,001)           --             --
                                            ------------    ------------   ------------
   Net income from continuing
    operations available to
    common  stockholders before
    extraordinary gain ..................      1,056,472         570,523        363,932
                                            ============    ============   ============
Denominator:
Denominator for basic earnings per share-
  weighted-average shares ...............     10,111,364       9,947,675     10,240,630
Effect of dilutive securities:
   Employee stock options ...............         36,899         863,835        721,420
   Convertible preferred stock ..........      2,314,969            --             --
                                            ------------    ------------   ------------
   Dilutive potential common shares .....      2,351,868         863,853        721,420
                                            ------------    ------------   ------------
 Denominator for diluted earnings
  per share - adjusted
  weighted-average shares
  and assumed conversions ...............     12,463,232      10,811,510     10,962,050
                                            ------------    ------------   ------------

Earnings per share from continuing
  operations, basic: ....................   $       0.10    $       0.06   $       0.04
                                            ============    ============   ============

Earnings per share from continuing
  operations, diluted: ..................   $       0.08    $       0.05   $       0.03
                                            ============    ============   ============


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